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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Leland Tollett and/or Wayne Britt, severally, his true and lawful attorney in fact and agent with full powers of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign a registration statement on Form S-3, and any or all amendments or supplements thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), to be filed by Tyson Foods, Inc. with respect to the shelf registration of up to $500,000,000 of debt securities (and such additional amount of debt securities as may registered pursuant to Rule 462(b)), and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute(s), may lawfully do or cause to be done by virtue hereof.

/s/ Don Tyson                   Director                May 18, 1998
Don Tyson

/s/ Leland E. Tollett           Director                May 18, 1998
Leland E. Tollett

/s/ Joe F. Starr                Director                May 18, 1998
Joe F. Starr

/s/ John H. Tyson               Director                May 18, 1998
John H. Tyson

/s/ Shelby D. Massey            Director                May 18, 1998
Shelby D. Massey

/s/ Neely E. Cassady            Director                May 18, 1998
Neely E. Cassady

/s/ Fred S. Vorsanger           Director                May 18, 1998
Fred S. Vorsanger

/s/ Barbara A. Tyson            Director                May 18, 1998
Barbara A. Tyson

/s/ Lloyd V. Hackley            Director                May 18, 1998
Lloyd V. Hackley

/s/ Donald E. Wray              Director                May 18, 1998
Donald E. Wray

/s/ Gerald M. Johnston          Director                May 18, 1998
Gerald M. Johnston